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                                                                     Exhibit 4.2


           STATEMENT OF DESIGNATIONS OF THE RIGHTS AND PREFERENCES FOR
                                       THE
                   _____% SERIES A CUMULATIVE PREFERRED STOCK
                      (Liquidation Value $25.00 Per Share)
                                       OF
                              COASTAL BANCORP, INC.


         The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Coastal Bancorp, Inc., a Texas corporation (hereinafter the "Company"), at a meeting duly convened and held on ________, 1999, at which a quorum was present and acting throughout:

         "RESOLVED that pursuant to the authority expressly granted to and vested in this Board of Directors by Article V of the Articles of Incorporation of the Company (the "Articles"), the Board of Directors hereby authorizes the creation of a series of ____% Series A Cumulative Preferred Stock, no par value per share, of the Company upon the terms and conditions set forth herein and hereby fixes the designation and number of shares thereof and fixes the other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Articles which may be applicable to the ___% Series A Cumulative Preferred Stock) as follows:

                  1. DESIGNATION AND AMOUNT; FRACTIONAL SHARES. There shall be a series of preferred stock of the Company designated as "___% Series A Cumulative Preferred Stock" and the number of shares constituting such series shall be _________. Such series is referred to herein as the "Series A Preferred Stock." The Series A Preferred Stock is issuable solely in whole shares.

                  2. LIQUIDATION VALUE AND ISSUE PRICE. The liquidation value of each such share is $25.00 and the issue price of each such share is $25.00.

                  3.       DIVIDENDS.

                           (a) The holders of Series A Preferred Stock shall be
                  entitled to receive, when, as and if declared by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, out of funds at the time legally available therefor, cumulative cash dividends at a rate of ___% per annum ($____ per annum), which shall be payable when, as and if declared by the Board of Directors in cash quarterly in arrears on the last day of March, June, September and December of each year, commencing June 30, 1999 (each, a "Dividend Payment Date") (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Company on the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other record date, not more than thirty calendar days nor less than ten



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                  calendar days preceding the applicable Dividend Payment Date, as is fixed by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof (each, a "Record Date"). For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized or required by law to close in New York, New York or Houston, Texas. The Series A Preferred Stock will not participate in dividends with the Company's common stock, $0.00667 par value per share (the "Common Stock").

                           (b) Dividends on the shares of Series A Preferred
                  Stock shall commence to accrue and shall be cumulative from the most recent Dividend Payment Date with respect to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends. Accumulations of dividends on the Series A Preferred Shares will not bear interest.

                           (c) As used herein, (i) the term "Initial Dividend
                  Period" shall mean the period from and including the date of distribution to the initial holders of the Series A Preferred Stock (the "Date of Original Issue") to and excluding June 30, 1999, (ii) the term "Subsequent Dividend Period" shall mean the applicable period from and including June 30 to and excluding the next September 30, from and including September 30 to and excluding the next December 31, from and including December 31 to and excluding the next March 31, from and including March 31 to and excluding the next June 30, or, in each such case as to particular shares of the Series A Preferred Stock such shorter period during which such shares of the Series A Preferred Stock are outstanding (excluding the last day of such shorter period), and (iii) the term "Dividend Period" shall mean the Initial Dividend Period or any Subsequent Dividend Period, as the context requires.

                           (d) The amount of dividends payable on each share of
                  the Series A Preferred Stock for each full quarterly Dividend Period during which such share was outstanding shall be $____. For the Initial Dividend Period, and for any Subsequent Dividend Period for which the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, declares a dividend and during which such share was not outstanding for a full quarterly Dividend Period, the amount of dividends payable on each such share of the Series A Preferred Stock shall be computed by multiplying $____ by a fraction, the numerator of which shall be the number of days (but in no event more than 90 days with respect to any one calendar quarter) in such Dividend Period that such share was outstanding (excluding the last such day) and the denominator of which shall be 360.

                           (e) No full dividends shall be declared and paid or
                  set apart for payment on preferred stock of the Company of any series ranking, as to dividends, on a parity with the Series A Preferred Stock (the "Parity Dividend Stock") during any calendar

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                  quarter unless full cumulative dividends on the Series A
                  Preferred Stock for all prior Dividend Periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any other Parity Dividend Stock, dividends upon shares of Series A Preferred Stock and dividends on such other Parity Dividend Stock payable during such calendar quarter shall be declared and set apart pro rata so that the amount of such dividends so payable per share on the Series A Preferred Stock and such other Parity Dividend Stock shall in all cases bear to each other the same ratio that full dividends for the then-current calendar quarter on the shares of Series A Preferred Stock (which shall include any accumulation in respect of unpaid dividends for prior Dividend Periods) and full dividends, including required or permitted accumulations, if any, on shares of such other Parity Dividend Stock, bear to each other.

                           (f) If full cumulative dividends on the Series A
                  Preferred Stock have not been declared and paid or set apart for payment for all prior Dividend Periods and for the Dividend Payment Date falling in the then-current Dividend Period, the following restrictions shall be applicable: (i) no dividend or distribution may be declared, set aside or paid on any shares of stock of any series ranking, as to dividends, junior to the Series A Preferred Stock (the "Junior Dividend Stock"), other than in shares of Junior Dividend Stock, (ii) the Company may not repurchase, redeem or otherwise acquire (including by payment to or made available for a sinking fund for the redemption of) any shares of its Junior Dividend Stock (except by conversion into or exchange for Junior Dividend Stock), and (iii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire (except by conversion into or exchange for Junior Dividend Stock) any shares of any Parity Dividend Stock, otherwise than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series A Preferred Stock and such other Parity Dividend Stock.

                  4.        LIQUIDATION PREFERENCE.

                           (a) In the event of a liquidation, dissolution or
                  winding up of the Company, whether voluntary or involuntary, each holder of a share of Series A Preferred Stock shall be entitled to receive out of the net assets of the Company available for distribution to its stockholders, an amount equal to $25.00 per share, plus an amount equal to all dividends accrued and unpaid to the date of such liquidation, without interest, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other stock ranking junior to the Series A Preferred Stock as to the rights upon liquidation, dissolution or winding up of the ('Junior Liquidation Stock"); PROVIDED, HOWEVER, that such rights shall accrue to the holders of Series A Preferred Stock only in the event that the

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                  Company's payments with respect to the shares of capital stock of the Company hereafter issued ranking senior as to rights upon liquidation, dissolution or winding up to the Series A Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire net assets of the Company available for distribution after the preferences of the Senior Liquidation Stock upon liquidation, dissolution or winding up are fully met shall be distributed ratably among the holders of the Series A Preferred Stock and any other class or series of the Company's capital stock hereafter issued having parity as to rights upon liquidation, dissolution or winding up with the Series A Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the preferences of the shares of the Series A
                  Preferred Stock upon liquidation, dissolution or winding up, the holders of such shares in their capacity as such shall not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with or into another corporation nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

                           (b) Written notice of any voluntary or involuntary
                  liquidation, dissolution or winding up of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by first class mail, postage prepaid, not more than sixty calendar days nor less than twenty calendar days prior to the payment date stated therein, to the holders of the Series A Preferred Stock at their respective addresses as the same shall appear upon the stock transfer books of the Company.

                  5.     REDEMPTION AT OPTION OF THE COMPANY

                           (a) The Series A Preferred Stock may not be redeemed
                  by the Company prior to April __, 200 . On or after April __, 200 , the Series A Preferred Stock may be redeemed by the Company, at its option on any date set by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, in whole or in part, out of funds legally available therefor, at any time or from time to time, at $25.00 per share, plus, in each case, an amount in cash equal to accrued and unpaid dividends (whether or not earned or declared) thereon, if any, from the Dividend Payment Date next preceding the date fixed for redemption to but excluding the date fixed for redemption, without interest (a "Redemption Date"), such sum being hereinafter referred to as the "Redemption Price." In case of the redemption of less than all of the then outstanding shares of Series A Preferred Stock, the Company shall designate the shares to be redeemed pro rata, by lot or by a substantially equivalent method selected by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof.

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                           (b) Not more than sixty calendar days nor less than
                  thirty calendar days prior to the Redemption Date, notice by first class mail, postage prepaid, shall be given to the holders of record of shares of the Series A Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Company. Each such notice of redemption shall be irrevocable and shall specify the date fixed for redemption, the number of shares of Series A Preferred Stock to be redeemed, and if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the certificates representing shares of Series A Preferred Stock, and that on and after the Redemption Date dividends will cease to accrue on such shares.

                           (c) Any notice that is mailed as herein provided
                  shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series A Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for each such share. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares. Notice having been given as aforesaid, if on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue as of 5:00 p.m. (Houston, Texas time) on the day before the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Company with respect to such shares and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price for each share without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Series A Preferred Stock which were to be redeemed, then the certificates evidencing such shares shall not be deemed to be surrendered, such shares shall remain outstanding and the right of holders of shares of Series A Preferred Stock thereafter shall continue to be only those of a holder of shares of the Series A Preferred Stock.

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                  6.       NO SINKING FUND

                           The shares of Series A Preferred Stock shall not be
                  subject to the operation of any mandatory purchase, retirement or sinking fund.

                  7.       VOTING RIGHTS.

                           (a) The holders of Series A Preferred Stock will not
                  have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Series A Preferred Stock will have one vote for each such share held, and will not be entitled to cumulative voting in any election of directors. Any shares of Series A Preferred Stock held by the Company or any entity controlled by the Company shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                           (b) Whenever dividends on the Series A Preferred
                  Stock have not been paid for six Dividend Periods (whether or not consecutive), (i) the number of members of the Board of Directors shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and
                  (ii) the holders of the Series A Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock, if any, upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect (by a plurality vote) such two additional directors of the Company at any meeting of stockholders of the Company at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Series A Preferred Stock to vote for such two additional directors shall terminate when all dividends on the Series A Preferred Stock which have accumulated with respect to the prior Dividend Periods and the current Dividend Period have been declared and paid or set aside for payment.

                           The foregoing right of the holders of the Series A
                  Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose by the holders of a plurality of the shares of Series A Preferred Stock and such Parity Dividend Stock present and voting, in person or by proxy, at such meeting, or by written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and such Parity Dividend Stock without a meeting. Unless such action shall have been taken by written consent as aforesaid, the Chairman of the Board or the President of the Company shall, within twenty calendar days after the delivery to the Company at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Series A Preferred Stock, call a special meeting of the holders of the Series A Preferred Stock to be held within sixty calendar days after the delivery of such request for the

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                  purpose of electing such additional directors, provided that no such special meeting shall be required to be held during the ninety calendar day period preceding the date fixed for the annual meeting of stockholders (or if no such date has been established, an assumed date which is based on the date of the immediately preceding annual meeting of stockholders).

                           Any director who shall have been elected by holders
                  of the Series A Preferred Stock and Parity Dividend Stock entitled to vote thereon shall hold office for a term expiring (subject to the earlier payment, or declaration and setting aside for payment of all dividends on the Series A Preferred Stock which have accumulated with respect to the prior Dividend Periods and the then current Dividend Period as described below) at the next annual meeting of stockholders of the Company and during such term may be removed at any time, either for or without cause, by, and only by, the affirmative vote of the holders of record of a majority of the shares of the Series A Preferred Stock and such Parity Dividend Stock present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, or by written consent without a meeting of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and such Parity Dividend Stock, and any vacancy created by such removal also may be filled at such meeting or by such written consent. A meeting for the removal of a director elected by the holders of the Series A Preferred Stock and such Parity Dividend Stock and the filling of the vacancy created thereby shall be called by the Chairman of the Board or the President of the Company within twenty calendar days after receipt of a request therefor signed by the holders of at least 10% of all outstanding shares of Series A Preferred Stock. Such meeting shall be held within sixty calendar days after the delivery of such request, provided that no such meeting shall be required to be held during the ninety-day period preceding the date fixed for the annual meeting of stockholders (or if no such date has been established, an assumed date which is based on the date of the immediately preceding annual meeting of stockholders).

                           Upon payment, or declaration and setting aside for
                  payment, of all dividends on the Series A Preferred Stock which have accumulated with respect to the prior Dividend Periods and the current Dividend Period occurring after the date of the initial election of directors elected by the holders of Series A Preferred Stock and the Parity Dividend Stock entitled to vote thereon pursuant to Section 7(b) hereof, the terms of office of all such directors then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination the number of directors constituting the Board of Directors of the Company shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the foregoing provisions in the case of the future right of holders of the Series A Preferred Stock and such Parity Dividend Stock to elect directors as provided above.

                           Any vacancy caused by the death or resignation of a
                  director who shall have been elected in accordance with this subparagraph (b) may be filled by appointment made by the remaining director so elected or, if not so filled, by a vote of holders of a plurality of the shares of the Series A Preferred Stock and such Parity Dividend Stock present and voting, in person or by proxy, at a meeting called for such purpose, or by written consent without a meeting of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and such Parity Dividend Stock. Unless such vacancy shall have been filled by appointment made by the remaining director or by written consent as aforesaid, such meeting shall be called by the Chairman of the Board or the President of the Company at the earliest practicable date after such death or resignation, and in any event within twenty calendar days after receipt of a written request signed by the holders of record of at least 10% of the outstanding shares of the Series A Preferred Stock and Parity Dividend Stock. Notwithstanding the provisions of this paragraph, no such special meeting shall be required to be held during the ninety calendar day period preceding the date fixed for the annual meeting of stockholders (or if no such date has been established, an assumed date which is based on the date of the immediately preceding annual meeting of stockholders).

                           (c) So long as the Series A Preferred Stock is
                  outstanding the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of the Series A Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Articles of Incorporation of the Company (including this Statement of Designations) so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock or
                  (ii) create, authorize, issue, reclassify or increase the authorized or issued amount, of any class or series of stock of the Company that is senior or superior as to dividend rights or rights upon liquidation, dissolution or winding up of the Company to the Series A Preferred Stock, or which possesses rights to vote separately as one class with the Series A Preferred Stock on the basis of more than one vote for each $25.00 of liquidation preference thereof (excluding any liquidation preference for accrued but unpaid dividends), or any security convertible into such a senior security. A class vote on the part of the Series A Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized or issued amount of any shares of any other class or series of stock which ranks junior to, or in parity with, the Series A Preferred Stock in respect of the payment of dividends or distributions upon liquidation, dissolution or winding up of the Company; or (b) the authorization, issuance or increase in the amount of any notes, commercial paper, bonds, mortgages, debentures or other obligations of the Company.

                           No vote of the Series A Preferred Stock shall be
                  required if the Series A Preferred Stock is to be redeemed in whole on a Redemption Date occurring on or prior to the date of occurrence of any event otherwise requiring a class vote by the Series A Preferred Stock.

                           (d) At any meeting of the holders of the Series A
                  Preferred Stock, the presence in person or by proxy of the holders of a majority of the total number of shares of the Series A Preferred Stock and any Parity Dividend Stock entitled to vote thereat shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be present.

                           (e) The directors elected by the holders of the
                  Series A Preferred Stock and any such Parity Dividend Stock entitled to vote thereon shall be entitled to one vote per director on any matter.

                  8. RANKING. Any class or classes of stock of the Company shall be deemed to rank:

                                    (i) prior to the Series A Preferred Stock,
                           as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock,

                                    (ii) on a parity with the Series A Preferred
                           Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preferences or priority one over the other, and

                                    (iii) junior to the Series A Preferred
                           Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

                  9. STATUS OF ACQUIRED SHARES. Shares of Series A Preferred Stock redeemed by the Company, or otherwise acquired by the Company, will be restored to the status of authorized but unissued shares of the Company's preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.

                  10. CONVERSION AND PREEMPTIVE RIGHTS. The Series A Preferred Stock is not entitled to any conversion, preemptive or subscription rights in respect of any securities of the Company.

                  11. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be made under the seal of the Company and signed by Manuel J. Mehos, its Chief Executive Officer, and attested by Linda B. Frazier, its Secretary, this __ day of _______, 1999.


                                     COASTAL BANCORP, INC.



                                     By:
                                        ----------------------------------------
                                        Manuel J. Mehos, Chief Executive Officer

Attest:


--------------------------------
Linda B. Frazier, Secretary